Exhibit 15.1

December 27, 2018

OneSmart International Education Group Limited

Maples Corporate Services Limited,

PO Box 309, Ugland House, Grand Cayman, KY1-1104

Cayman Islands

Dear Sirs,

Re: Consent of People’s Republic of China Counsel

We consent to the reference to our firm under the headings “Item 3. KEY INFORMATION” and “Item 4. INFORMATION ON THE COMPANY” in the annual report of OneSmart International Education Group Limited on Form 20-F for the year ended August 31, 2018 (the “Annual Report”), which is filed with the U.S. Securities and Exchange Commission on the date hereof. We also consent to the incorporation by reference of the summaries of our opinions that appear in the Annual Report into the registration statement on Form S-8 (File No. 333-228068).

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ King & Wood Mallesons
King & Wood Mallesons